Exhibit 31.2

CFO CERTIFICATION

I, James G. Krause, certify that:

(1)	I have reviewed this Annual Report on Form 10-K/A of TCW Direct Lending VII LLC; and

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2020	By:	/s/ James G. Krause
James G. Krause
Chief Financial Officer
(Principal Financial Officer)